10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Fundamental Large Cap
Security
American International Group
Advisor
EIMCO
Transaction
 Date
5/12/08
Cost
$43,444
Offering Purchase
0.25%
Broker
JP Morgan
Underwriting
Syndicate
Members
Citi
JP Morgan Securities
Credit Suisse Securities
Wachovia Capital Markets

Fund
Equity Income Fund
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction
 Date
3/19/08
Cost
$57,963
Offering Purchase
0.01%
Broker
Zeigler Capital Mkts
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
JP Morgan Securities Inc
Wachovia Capital Markets, LLC

Fund
Intrinsic Value
Security
America International Group
Advisor
EIMCO
Transaction
 Date
5/12/2008
Cost
$31,820
Offering Purchase
0.02%
Broker
JP Morgan
Underwriting
Syndicate
Members
Citi
JP Morgan Securities
Credit Suisse Securities
Wachovia Capital Markets

Fund
Fundamental Large Cap
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction
 Date
3/19/08
Cost
$81,594
Offering Purchase
0.02%
Broker
Zeigler Capital Mkts
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
JP Morgan Securities Inc
Wachovia Capital Markets, LLC